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                                                                   Exhibit 23.06


                         INDEPENDENT AUDITOR'S CONSENT

    As independent public accountants, we consent to the incorporation by reference in this registration statement of our report on the financial statments of Dragon Systems, Inc. and subsidiaries dated January 25, 2000 (except for the matters discussed in Note 1, as to which the date is June 7, 2000) which is included in Form 8-K/A of Lernout & Hauspie Speech Products N.V. filed with the Securities and Exchange Commission on August 21, 2000, and to all references to our firm included in this registration statement.

/S/ Arthur Andersen LLP
________________________________
Arthur Andersen LLP

Boston, Massachusetts
August 21, 2000